SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                              ACT OF 1934
                           (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              ONEOK, Inc.
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           (Name of Registrant as Specified In Its Charter)


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 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     4)   Date Filed:


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                              ONEOK, INC.
                         100 WEST FIFTH STREET
                         TULSA, OKLAHOMA 74103

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           JANUARY 15, 1998

                                                               December 15, 1997

To the Shareholders of ONEOK, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of ONEOK, Inc. will be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, Thursday, January 15, 1998, at 10 a.m. for the following purposes:

          1. To elect five directors (Class A) to serve until the Annual Meeting of Shareholders to be held January 18, 2001, or until their successors are duly elected and qualified.

          2. To amend the Certificate of Incorporation of the Corporation to eliminate the applicability of the Oklahoma control share acquisition provisions of the Oklahoma General Corporate Act (the "OGCA").

          3. To ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditor of the Corporation for the 1998 Fiscal Year.

          4. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

     Only shareholders of record on the stock transfer books of the Corporation at the close of business November 26, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any and all adjournments thereof.

                                             By Order of the Board of Directors,




                                             DEBORAH B. BARNES, Secretary

--------------------------------------------------------------------------------

     To assure your representation at the meeting, please sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors of ONEOK, Inc. A return envelope that requires no postage, if mailed in the United States, is enclosed for your convenience in returning your proxy. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to be sure that all your shares are voted.

     If your shares are held in the name of a broker, trust, bank, or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank, or nominee confirming your beneficial ownership of the shares.





                            PROXY STATEMENT

                              ONEOK INC.
                         100 WEST FIFTH STREET
                         TULSA, OKLAHOMA 74103

                                                               DECEMBER 15, 1997

                    ANNUAL MEETING OF SHAREHOLDERS
                           JANUARY 15, 1998

                        PROXY AND SOLICITATION

     The accompanying proxy is solicited by the Board of Directors of ONEOK, Inc. (the Corporation) for use at the Annual Meeting of Shareholders (Annual Meeting) to be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, on Thursday, January 15, 1998, at 10 a.m. and at any and all adjournments thereof.

     Properly executed proxies received in time for the Annual Meeting will be voted. If the enclosed proxy is executed and returned, it may be revoked by a later-dated proxy or by written notice to the Secretary of the Corporation. Shareholders attending the meeting may revoke their previously executed proxies and vote in person.

     Pursuant to the Agreement, dated as of December 12, 1996, as amended and restated as of May 19, 1997 (the "Amended and Restated Agreement"), among ONEOK Inc., a Delaware corporation ("ONEOK"), Western Resources, Inc. ("WRI") and the Corporation, on November 26, 1997, ONEOK merged (the "Merger") with and into the Corporation (originally incorporated in Oklahoma as a wholly-owned subsidiary of
WRI), with the Corporation as the surviving corporation and the corporation's name was changed to "ONEOK, Inc." Immediately prior to the effective time of the Merger, WRI contributed, or caused to be contributed, in exchange for shares of Common Stock, par value $0.01 per share, of the Corporation and Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), certain assets and all of the outstanding capital stock of WRI's direct and indirect wholly-owned subsidiaries, Westar Gas Marketing, Inc. and Mid Continent Market Center, Inc. to the Corporation, and the Corporation assumed certain liabilities and debt of WRI. Upon consummation of the Merger, the shares of common stock, no par value, of ONEOK (the "ONEOK Common Stock") outstanding as of the effective time of the Merger were converted on a one-for-one basis into shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"). All references in this Proxy Statement to the "Corporation" or the Board of Directors, officers or directors of the Corporation prior to the Merger shall mean ONEOK Inc., its Board of Directors, officers and directors.

     The cost of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and regular employees of the Corporation. Morrow & Co., Inc., New York, New York, will assist in solicitation of proxies. The Corporation will pay $10,000 to Morrow & Co., Inc., for proxy solicitation services. The Corporation does not expect to pay any additional compensation for the solicitation of proxies; however, the proxy solicitor, brokers, and other custodians, nominees, and fiduciaries will be reimbursed for expenses incurred in forwarding proxy material to principals and obtaining their proxies.

                             ANNUAL REPORT

     The Corporation's 1997 Annual Report to Shareholders, for the purposes of this Proxy Statement, consisting of a Summary Annual Report and the Corporation's Report on Form 10-K, has been sent to all shareholders of record on November 26, 1997 (Record Date), except for accounts on which the shareholder has filed a written request to eliminate receiving duplicate reports. In addition, the Corporation is providing brokers, dealers, banks, voting trustees, and their nominees additional copies at the Corporation's expense so that such material may be forwarded to beneficial owners as of the Record Date. The Summary Annual Report to Shareholders is not part of this Proxy Statement and is not to be used as such.

                 STOCK OUTSTANDING AND VOTING RIGHTS

     At Record Date the Corporation had issued and outstanding 31,255,119 shares of Common Stock, each share being entitled to one vote on all matters and 19,946,448 shares of the Convertible Preferred Stock, each share being entitled to one vote, voting together with the Common Stock as a single class, with respect to Proposal 2 relating to the amendment of the certificate of incorporation. Shares of Convertible Preferred Stock are not entitled to vote on Proposal 1 relating to election of directors or Proposal 3 relating to ratification and approval of appointment of auditor. WRI beneficially owns all of the shares of the Convertible Preferred Stock.

     Under Oklahoma Law and the Corporation's By-laws, the holders of record of a majority in voting interest of the shares of the stock of the Corporation entitled to be voted at the Annual Meeting and present in person or by proxy shall constitute a quorum for the Annual
Meeting. In all matters other than the election of directors, the affirmative vote of a majority in voting interest of the shares and present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the shareholders.
Abstentions are treated as votes against a proposal, and broker non-votes have no effect on the vote. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following are known to the  Corporation  to be the beneficial
owners  of  more  than  five   percent   (5%)  of  any  class  of  the
Corporation's voting securities at the Record Date.

                       Name And Address              Amount And Nature
                       Of Beneficial                   Of Beneficial    Percent
Title Of Class            Owner                          Ownership      Of Class
--------------            -----                          ---------      --------
Common Stock     Bank Of Oklahoma                    3,223,502 Shares      10.3%
                    Trustee For Thrift Plan          Direct
                    For Employees Of Oneok, Inc.
                    And Subsidiaries
                    P.O. Box 2300
                    Tulsa, Ok 74192
Common Stock     Western Resources, Inc.(1)          3,094,257 Shares       9.9%
                    818 Kansas Avenue                Direct
                    Topeka, Ks 66612-1217
Preferred        Western Resources, Inc.(1)          19,946,448 Shares      100%
  Stock             818 Kansas Avenue                Direct
                    Topeka, KS 66612-1217

(1) As of the Record Date, WRI owned approximately 45% of the outstanding shares of capital stock entitled to vote at the Annual Meeting with respect to Proposal 2. Pursuant to the Shareholder Agreement (the "Shareholder Agreement") between the Corporation and WRI, dated November 26, 1997, WRI has agreed to vote all of the shares of Common Stock beneficially owned by it and in favor of the election of all candidates for director nominated by the Board of Directors. Under the Shareholder Agreement, WRI is entitled to vote all of the shares beneficially owned by it and entitled to vote at the Annual Meeting with respect to Proposal 2 and Proposal 3 in its sole discretion.





        SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the shares of Common Stock beneficially owned by directors and nominees for directors, the chief executive officer, the four additional most highly compensated executive officers serving at the end of the fiscal year of the Corporation and by all executive officers and directors as a group as of August 31, 1997. Beneficial ownership of the stock is as shown unless otherwise footnoted.

                                                                 SHARES OWNED
                                                                 ------------
                                                           BENEFICIAL   PERCENT
   TITLE OF CLASS                        NAME              OWNERSHIP    OF CLASS
   --------------                        ----              ----------   --------
Common Stock          Edwyna G. Anderson                         362         *
                         Director
Common Stock          William M. Bell                          1,972         *
                         Director
Common Stock          Larry W. Brummett                       33,613(1)      *
                         Chairman of the Board,
                         and Chief Executive
                         Officer -- ONEOK, Inc.
Common Stock          Eugene N. Dubay                          4,319(2)      *
                         Vice President-- Corporate
                         Development
Common Stock          N. E. Duckworth                         44,087(3)      *
                         Vice President and Secretary
Common Stock          Douglas R. Cummings                      1,600         *
                         Director
Common Stock          William L. Ford                          3,809(4)      *
                         Director
Common Stock          Howard R. Fricke                         --0--(5)      *
                         Director
Common Stock          J. M. Graves                             2,478         *
                         Director
Common Stock          Charles C. Ingram                       99,176(6)      *
                         Chairman of the Board
                         Emeritus ONEOK, Inc.
Common Stock          Stephen J. Jatras                        3,300         *
                         Director
Common Stock          Steven L. Kitchen                        --0--(7)      *
                         Director
Common Stock          David L. Kyle                           30,169(8)      *
                         President-- ONEOK, Inc.
Common Stock          Bert H. Mackie                           1,750         *
                         Director
Common Stock          Jerry D. Neal                           22,200(9)      *
                         Vice President, Treasurer, and
                         Chief Financial
                         Officer -- ONEOK, Inc.
Common Stock          Douglas Ann Newsom, Ph.D                   729         *
                         Director
Common Stock          Gary D. Parker                           2,820         *
                         Director
Common Stock          J. D. Scott                           122,912(10)      *
                         Director and Retired Chairman of
                         the Board-- ONEOK, Inc.
Common Stock          Stanton L. Young                       62,300          *
                         Director
Directors and Executive Officers as a Group                 437,596(11)    1.40%

* Less than one percent of Class

NOTES:

(1) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 15,941 shares for the account of Mr. Brummett.

(2) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 4,319 shares for the account of Mr. Dubay.

(3) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 10,600 shares for the account of Mr. Duckworth. Mr. Duckworth retired August 31, 1997.

(4) Includes 1,055 shares owned by the 1979 Leslie A. Ford Trust, of which William L. Ford is a trustee. Mr. Ford is not a beneficial owner of these shares and disclaims ownership thereof.

(5)  Mr. Fricke became a director November 26, 1997.

(6) Includes 33,800 shares owned by Mrs. Charles C. Ingram. Mr. Ingram disclaims ownership of these shares. In addition to the 99,176 shares, Mr. Ingram is the donor of 876 shares of ONEOK, Inc. Common Stock held for the benefit of a relative in a trust over which he has retained no control as to voting rights during the terms of this trust.

(7)  Mr. Kitchen became a director November 26, 1997.

(8) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 24,250 shares for the account of Mr. Kyle.

(9) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 13,751 shares for the account of Mr. Neal.

(10) Shares of Common Stock in the Corporation in the custody of the Trustee under the Thrift Plan include 71,557 for Mr. Scott, who retired from the Corporation in 1994.

(11) Shares of Common Stock of the Corporation in the custody of the Trustee under the Thrift Plan include 140,418 shares for directors and executive officers as a group and are reported in the preceding tabulation. Nonemployee directors do not participate in the Thrift Plan, except Mr. Scott who, as a former employee, has elected to leave his Thrift Plan holdings intact.





                       INFORMATION ON DIRECTORS

                        NOMINEES FOR DIRECTORS

                      CLASS A -- TERM ENDING 2001

LARRY W. BRUMMETT     Chairman of the Board and Chief Executive
   (age 47)              Officer -- ONEOK, Inc.
Director since 1994      Tulsa, Oklahoma
                      Mr. Brummett has been employed by the Corporation for more than 23 years. He was employed by ONEOK's Oklahoma Natural
                      Gas Company division as an engineer trainee in June 1974 and, after receiving a number of promotions within the division, was elected Vice President of Tulsa District
                      September 1, 1986, and Executive Vice President in May
                      1990. He was elected Executive Vice President of ONEOK,
                      Inc. January 21, 1993. He was elected President and Chief
                      Executive Officer February 17, 1994, and was elected to the additional position of Chairman of the Board effective
                      June 1, 1994. Mr. Brummett is a director of American Gas
                      Association; Southern Gas Association; Oklahoma State
                      Chamber of Commerce; Metropolitan Chamber of Commerce,
                      Tulsa; and the Oklahoma City Branch of the Federal Reserve
                      Bank. He is also an officer or director of numerous civic and business organizations and not-for-profit associations.

DAVID L. KYLE         President -- ONEOK, Inc., Tulsa, Oklahoma
   (age 45)
Director since 1995   Mr. Kyle was employed by Oklahoma Natural Gas Company, a
                      division of ONEOK, Inc., in 1974 as an engineer trainee.
                      He served in a number of positions prior to being elected
                      Vice President of Gas Supply September 1, 1986, and
                      Executive Vice President May 17, 1990. He was elected
                      President September 1, 1994. He was elected President of
                      ONEOK Inc. effective September 1, 1997. He is a director of Bank One, Oklahoma, Oklahoma City, Oklahoma.

STEVEN L. KITCHEN     Executive Vice President and Chief Financial Officer
   (age 52 )            Western Resources, Inc., Topeka, Kansas
Director since 1997
                      Mr. Kitchen has been employed by Western Resources, Inc.,
                      for 33 years, serving in a number of positions in the
                      company's finance and accounting divisions. He was elected
                      Executive Vice President and Chief Financial Officer in
                      1990. He is a director of 16 Western Resources, Inc.,
                      subsidiary corporations. Mr. Kitchen also serves on the
                      boards of Central National Bank in Junction City, Kansas,
                      and Protection One, a home security firm based in Culver
                      City, California, and he is a trustee of Washburn
                      University Endowment Association, Topeka, Kansas.
DOUGLAS ANN           Professor -- Department of Journalism Texas Christian
   NEWSOM PH.D.       University
(age 64)              Fort Worth, Texas
Director since 1982
                      In addition to her teaching position, Dr. Newsom is a textbook author and public relations counselor.

J. D. SCOTT           Retired Chairman of the Board -- ONEOK Inc., Tulsa,
   (age 66)             Oklahoma
Director since 1979   Mr. Scott served as President, Chief Executive Officer,
                      and Chairman of the Board of ONEOK Inc. from January 1987 until he retired in 1994.





                         CONTINUING DIRECTORS

                      CLASS B -- TERM ENDING 1999

WILLIAM M. BELL      Chairman, President, and Chief Executive Officer --
   (age 62)            Bank One, Oklahoma, N.A.
Director since 1981    Oklahoma City, Oklahoma

                     Mr. Bell is also Senior Vice President of BancOne Oklahoma Corporation. He is a director of Bank One, Oklahoma, N.A.; and is Chairman, President, and Chief Executive Officer of Liberty Trust Company. He serves on the boards of numerous civic and business organizations and not-for-profit associations.
DOUGLAS R. CUMMINGS  President and Owner -- Cummings Oil Company, Oklahoma City,
   (age 68)            Oklahoma
Director since 1989  Mr. Cummings has been President of Cummings Oil Company since 1972. He is an officer or director of numerous civic and business organizations and not-for-profit associations.

HOWARD R. FRICKE     Chairman of the Board, President, and Chief Executive
   (age 61)          Officer -- Security Benefit Group of Companies
Director since 1997  Topeka, Kansas

                     Mr. Fricke joined the Security Benefit Group of Companies
                     in 1988, having previously served as chairman and chief
                     executive officer of the Anchor National Companies in
                     Phoenix, Arizona. He is currently a director of Payless
                     ShoeSource, Inc., in Topeka and serves on the executive
                     committee of UMB Financial Corporation in Kansas City. He
                     also serves on the boards of directors of the American
                     Council of Life Insurance and Life Office Management
                     Association.
J. M. GRAVES         President and Owner -- Calumet Oil Company, Tulsa, Oklahoma
   (age 71)
Director since 1989  Mr. Graves is also President and Owner of Green Country
                     Supply, Inc., an oil field supply and chemical company,
                     and he is co-owner and an officer of Cal Bohannan Drilling
                     Company. He serves on the boards of numerous civic and
                     business organizations and not-for-profit associations.
STEPHEN J. JATRAS    Retired Chairman of the Board -- Memorex Telex Corporation,
   (age 71)          Tulsa, Oklahoma
Director since 1985

                     Mr. Jatras retired from the position of Chairman of the Board of Memorex Telex Corporation in 1991. He is a director of Donald G. O'Brien, Inc., in Seabrook, New Hampshire. He serves on the boards of numerous civic and business organizations and not-for-profit associations.

                               CLASS C -- TERM ENDING 2000

EDWYNA G. ANDERSON   Retired General Counsel -- Duquense Light Company,
   (age 67)          Pittsburgh, Pennsylvania
Director since 1995
                     Mrs. Anderson served as General Counsel of Duquense Light
                     Company from September 1988 until retirement in October
                     1994. She also served as Special Counsel to the President of Duquense Light Company until March 1995, when she retired from that position.

WILLIAM L. FORD      President -- Shawnee Milling Company, Shawnee, Oklahoma
   (age 55)
Director since 1981  Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves on the boards of numerous civic and business organizations and not-for-profit associations.

BERT H. MACKIE       President -- Security National Bank, Enid, Oklahoma
   (age 55)
Director since 1989  Mr. Mackie, with Security National Bank since 1962, is currently President and a director. Mr. Mackie serves on the Board of Governors of the United States Postal
                     Service.

GARY D. PARKER       President -- Moffitt, Parker & Company, Inc., Muskogee,
   (age 52)          Oklahoma
Director since 1991  Mr. Parker, a certified public accountant, is also the majority shareholder of Moffitt, Parker & Company, Inc., and has been President of the firm since 1982. He is a director of First National Bank and Trust Company of
                     Muskogee, Oklahoma.

STANTON L. YOUNG     President -- The Young Companies, Oklahoma City, Oklahoma
   (age 70)
Director since 1972  Mr. Young is an individual investor with ownership of oil and gas mineral and working interests, a shopping center, and warehouses. He is also Owner and President of Journey
                     House Travel Service, Inc., in Oklahoma City.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Eleven meetings were held by the Board of Directors during the fiscal year ended August 31, 1997 (the "1997 Fiscal Year"). No Director attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors and committees on which such director served.

     Charles C. Ingram, Chairman of the Board Emeritus, retired as a full-time employee of the Corporation effective January 1, 1982, and as a director January 20, 1988. Mr. Ingram, as Chairman of the Board Emeritus, is invited to attend all board meetings.

DIRECTORS' COMPENSATION

     The aggregate amount of directors' fees paid during the 1997 Fiscal Year was $417,068. Officer-directors receive no additional compensation for service on the Board of Directors or its committees. All other directors received an annual retainer of $20,000; a fee of $1,000 for attending each board meeting and each committee meeting; and reimbursement for expenses incurred in attending board and/or committee meetings. Nonofficer directors who chair a committee received an additional annual retainer of $2,000.

        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on information submitted by the directors and officers, it has been determined that all directors and all officers of the Corporation who are required to so file have timely filed all forms required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                 COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Executive, Audit, Nominating, and Executive Compensation Committees.

EXECUTIVE COMMITTEE

     During the 1997 Fiscal Year, members of the Executive Committee were: Chairman Larry W. Brummett, Vice Chairman David L. Kyle, William
M. Bell, Douglas R. Cummings, J. M. Graves, Stephen J. Jatras, and J.
D. Scott. On November 26, 1997, Howard R. Fricke was added as a member of the Executive Committee. The Committee did not meet during the 1997 Fiscal Year. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation subject to certain statutory limitations.

AUDIT COMMITTEE

     During the 1997 Fiscal Year, members of the Audit Committee were:
Chairman Stephen J. Jatras, Vice Chairman Gary D. Parker, Edwyna G. Anderson, William M. Bell, William L. Ford, Bert H. Mackie, Douglas Ann Newsom, J. D. Scott, and Stanton L. Young. On November 26, 1997, Steven L. Kitchen was added as a member of the Audit Committee. The Committee, composed entirely of outside directors, held three meetings during the 1997 Fiscal Year. The Audit Committee reviews and makes recommendations to the Board of Directors concerning employment of the independent auditors, the proposed annual audit plan, the completed annual audit, and the Corporation's conflict of interest program. The Committee also meets periodically with:

a. the Corporation's independent auditors to review the Corporation's accounting policies, internal controls, and other accounting and auditing matters;

b. the Corporation's manager of internal auditing to review the Corporation's internal auditing program;

c. the Corporation's chief financial officer to review the Corporation's accounting policy, the results of the annual audit, and the Corporation's periodic financial statements; and

d. the Corporation's general counsel to review outstanding and potential litigation, regulatory proceedings, and other significant legal matters.

NOMINATING COMMITTEE

     During the 1997 Fiscal Year, members of the Nominating Committee were: Chairman Bert H. Mackie, Vice Chair Douglas Ann Newsom, Edwyna
G. Anderson, William M. Bell, Larry W. Brummett, J. M. Graves, and David L. Kyle. On November 26, 1997, Howard R. Fricke was added as a member of the Nominating Committee. The Committee did not meet during the 1997 Fiscal Year. The Nominating Committee recommends nominees to fill vacancies on the Board of Directors, establishes procedures to identify potential nominees, recommends criteria for membership on the Board of Directors, and recommends the successor chief executive officer when a vacancy occurs. The Committee will consider nominees recommended by shareholders for service on the Board of Directors. Recommendations should be sent to the Corporate Secretary at the address shown on the front of this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

     During the 1997 Fiscal Year, members of the Executive Compensation Committee were: Chairman William L. Ford, Vice Chair Douglas R. Cummings, J. M. Graves, Stephen J. Jatras, Gary D. Parker, and Stanton L. Young. On November 26, 1997 Steven L. Kitchen was added as a member of the nominating Committee. The Committee, composed entirely of outside directors, held three meetings during the last fiscal year. The Executive Compensation Committee oversees and approves all elements of executive compensation, administers the Key Employee Annual Incentive Plan and the Key Employee Stock Plan, and reports to the Board all forms and amounts of executive compensation for information, approval, or ratification, as necessary and appropriate.

             BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee (the Committee) is responsible for overseeing and approving the Corporation's executive compensation policies and practices and approves all elements of compensation for corporate officers. In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. The Committee, which consists of six outside directors, reports its activities regularly to the Board of Directors and obtains ratification by the Board of all items of compensation for the officers of the Corporation, its divisions, and its subsidiary corporations.

COMPENSATION PHILOSOPHY AND PRACTICES

     The Corporation's executive compensation program is based on the belief that the interests of executives should be closely aligned with those of the shareholders. To support this philosophy, the following principles provide a framework for the compensation program:

o offer compensation opportunities that attract the best talent to ONEOK; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain the leadership and skills necessary for building long-term shareholder value;

o maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Corporation, as well as to the creation of shareholder value; and

o encourage executives to manage from the perspective of owners with an equity stake in the Corporation.

     ONEOK established the Key Employee Annual Incentive Plan (the
Plan) on August 17, 1995, and it became effective September 1, 1995. The purpose of the Plan is to provide for compensation that focuses attention on achievement of the goals set for the Corporation and each of its operating units. The Plan targets base pay levels at approximately 90 percent of the average salaries paid for similar positions by ONEOK's peer competitors as identified through published surveys, company documents, and other sources. The Plan is designed to allow the Corporation's officers the opportunity to earn compensation that is above average when compared to ONEOK's peer competitors if ONEOK achieves premium results compared to those competitors and the targeted objectives. The Committee administers the Plan in accordance with its stated purposes. Participation in the Plan is provided to executives and other key employees of ONEOK and subsidiaries selected by the Committee and upon recommendations of the chief executive officer.

     The executive compensation practices are recommended by independent consultants using industry salary surveys that include the American Gas Association Executive Compensation Survey, the KPMG Oil and Gas Industry Compensation Survey, the Mercer Oil and Gas Industry Compensation Survey, the Towers & Perrin Natural Gas Pipeline Survey, and the Watson Wyatt Worldwide Compensation Survey. These surveys include corporations that are representative of the firms with which ONEOK competes for executive talent and have jobs similar to those at ONEOK in magnitude, complexity, and scope of responsibility. Consequently, this is a broader and more diverse set of companies than those included in the Standard & Poor's Natural Gas Distribution Index, which is used in the Performance Graph below.

COMPONENTS OF EXECUTIVE COMPENSATION

     The compensation for executive officers consists of the following components. An executive's annual compensation includes the core package component of base salary and benefits, a bonus award component based on achievement of certain corporate and unit performance goals, and a variable component which is entirely at risk. The variable component is tied to the equity-based criteria that parallel the interests of the Corporation's shareholders. Base salaries and bonus awards are established by the Committee based on the executive's job responsibilities, level of experience, individual performance and contribution to the business, and information obtained from compensation surveys. Criteria on which individual performance was evaluated in 1997 were: achievement of corporate and unit goals, including return on assets, revenue growth and other selected goals; other performance, including problem analysis, planning, organizational ability, directing, decision making, human, capital, and material resource utilization; time management; initiation of and response to change; communications and team relations; and personal actions.

     The Key Employee Stock Plan (the Plan), as approved by the shareholders, became effective August 17, 1995. The Plan will remain in effect until Stock Incentives have been granted with respect to all shares of Common Stock of the Corporation authorized to be issued and transferred under the Plan, or its earlier termination. The purpose of the Plan is to provide incentives to enable the Corporation to attract, retain, and reward key employees and give such employees an interest parallel to the interests of the Corporation's shareholders. The Committee administers the Plan and is authorized to make all decisions and interpretations required to administer and execute the Plan in accordance with its stated purposes. Participation in the Plan is limited to Key Employees of ONEOK, Inc. and subsidiaries, determined by the Committee to be those employees in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to the Corporation or its Subsidiaries. The Plan authorizes the Committee to grant stock incentives to participating key employees in the form selected by the Committee, including Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, and Performance Awards, as defined in the Plan. Stock incentives granted under the Plan are subject to the provisions of the Plan providing for the time and manner of payments and other terms and conditions as the Committee determines. Stock options granted by the Committee to key employees may be subject to particular requirements contained in the Internal Revenue Code, such as the purchase price and term of the option. The maximum number of shares of Common Stock reserved for issuance under the Plan is 1,000,000 shares, subject to adjustment in the event of recapitalization, merger, consolidation, or similar events. On November 16, 1995, Non-Statutory Stock Options were granted to 57 employees by the Committee for 107,400 shares of Common Stock, exercisable only after November 16, 1996, and before November 16, 2005. The Committee granted, on October 10, 1996, Non-Statutory Stock Options totaling 100,700 shares to 63 employees, exercisable only after October 10, 1997, and before October 10, 2006. On October 16, 1997, the Committee granted 199,000 shares to 85 employees, exercisable only after October 16, 1998, and before October 16, 2008. At present, a balance of 592,900 shares of Common Stock is available for stock incentives under the Plan.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In considering the annual compensation for Mr. Brummett, who, in addition to serving the Corporation as Chief Executive Officer, was Chairman of the Board and President through August 31, 1997, the Committee relied on the aforementioned surveys to provide basic information regarding peer positions. The C. A. Turner Utility Report on financial and stock performance and comparisons of American Gas Association member companies' operating statistics were also utilized. The industry statistics have large comparative universes of natural gas distribution and integrated natural gas companies. The companies in the Standard & Poor's Natural Gas Distributors' Index, which is part of the Performance Graph below, are included in the C. A. Turner Utility Report. The Committee also considers the results of a formal Board of Directors' Evaluation of Mr. Brummett's performance during the year. The categories in which his performance is evaluated include: leadership, strategic planning, human resources, and communication. Each of the categories contains as many as five areas of specific performance evaluation. The Committee recommended and the Board of Directors approved a base salary amount of $407,400 which was in the lower range of the surveys utilized in the studies. Under the Key Employee Stock Plan Mr. Brummett was granted an option to purchase 10,000 shares of the Corporation Common Stock at a purchase price of $26.875 per share, exercisable only after October 10, 1997. Mr. Brummett received, under the Key Employee Annual Incentive Plan $500,000, which amounted to a total of 55.1 percent of his compensation that related to the Corporation's performance during the year. Because he was paid at his previously approved salary four months in the 1997 fiscal year, the actual salary he received in fiscal 1997 was $400,933, and the at-risk portion of his total compensation relating to the Corporation's performance amounted to
55.4 percent.


FEDERAL INCOME TAX LIABILITY

     ONEOK, Inc. has not yet adopted a policy regarding Internal Revenue Code Section 162(m) regarding a $1 million annual limitation of a Federal income tax deduction by the Corporation for compensation paid to any executive officer. This limitation did not apply to ONEOK, Inc. during fiscal year 1997; however, the Code requirement is being evaluated and the tax regulations are being closely monitored.

CONCLUSION

     The Board believes that the caliber and motivation of ONEOK's leadership are fundamentally important to achieving the Corporation's objectives as established by the strategic plan and providing a sound investment for the shareholders. The Committee is responsible to the Board, and by extension to the shareholders, for ensuring that officers are compensated in a manner that is compatible with ONEOK's business strategies, thereby aligning the officers' interests with those of long-term investors. We believe the current methodology governing executive compensation standards will prove beneficial to the Corporation, its shareholders, its customers, and the communities served.

William L. Ford, Chairman              Douglas R. Cummings, Vice Chair
J. M. Graves                           Stephen J. Jatras
Gary D. Parker                         Stanton L. Young

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                  AMONG ONEOK INC., S&P 500 INDEX AND
                  S&P NATURAL GAS DISTRIBUTORS INDEX

  MEASUREMENT PERIOD                                           S&P NATURAL GAS
 (FISCAL YEAR COVERED)      ONEOK INC.    S&P 500 INDEX         DISTRIBUTORS
         1992                 100.00         100.00                100.00
         1993                 133.28         115.21                132.43
         1994                 118.30         121.52                118.68
         1995                 152.37         147.58                134.49
         1996                 200.14         175.22                182.12
         1997                 246.29         246.44                220.15

The information provided under the foregoing sections entitled "Board Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and unless specific reference is made to such sections in a filing, the information shall not be incorporated by reference into any such filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. Additionally, the stock performance as shown on the Performance Graph shall not be interpreted as a prediction of future stock performance.

     The following table sets forth information with respect to certain benefits made available and compensation paid or accrued by ONEOK, Inc., with respect to its Chief Executive Officer and its four other most highly compensated officers (the "named executive officers") for services rendered in all capacities during the fiscal years ended August 31, 1997, 1996 and 1995.





                                              EXECUTIVE COMPENSATION

                                            SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                              -------------------                      ----------------------
                                                                                     AWARDS
                                                                                     ------
                                                                                   SECURITIES
                                                                                   UNDERLYING
            NAME AND                                                                OPTIONS/          ALL OTHER
      PRINCIPAL POSITION            YEAR           SALARY            BONUS           SARS(1)       COMPENSATION(2)
      ------------------            ----           ------            -----           -------       ---------------
Larry W. Brummett                    1997       $ 400,933         $ 500,000         25,000             $9,400
Chairman of the Board,               1996         375,333           423,400         17,600              8,993
President and CEO                    1995         335,000           357,963           NONE              9,000
Eugene N. Dubay                      1997       $ 166,850         $ 250,000         10,000             $3,200
Vice President-- Corporate           1996          45,000            25,080           NONE                 -0-
Development                          1995              --                --           NONE                 --
N. E. Duckworth                      1997       $ 137,200         $  84,200             -0-            $8,232
Vice President and                   1996         129,200            61,000          2,500              7,752
Secretary(3)                         1995              --                --           NONE                 --
David L. Kyle                        1997       $ 297,600         $ 375,000         17,500             $9,400
President-- Oklahoma                 1996         275,333           278,600         11,000              9,000
Natural Gas Company                  1995         240,000           164,175           NONE              9,000
Jerry D. Neal                        1997       $ 166,066         $ 102,600          5,900             $9,400
Vice President,                      1996         162,200            84,240          2,500              8,993
Treasurer and CFO                    1995         161,133           122,313           NONE              9,000

(1)  No SARs have been granted to any of the named executive officers.

(2)  ONEOK, Inc.'s contribution to the Thrift Plan for Employees of
     ONEOK, Inc. and Subsidiaries.

(3)  Retired August 31, 1997.


                             STOCK OPTIONS

     The following table provides information concerning options to purchase Common Stock of the Corporation granted to the named executive officers in Fiscal Year 1997.


                                OPTION/SAR GRANTS IN LAST COMPLETED FISCAL YEAR(1)

                                              INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                              -----------------                             VALUE AT ASSUMED
                           NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF STOCK
                           SECURITIES      OPTIONS                                       PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO                                         OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN      EXERCISE      EXPIRATION           --------------
          NAME              GRANTED      FISCAL YEAR        PRICE          DATE            5%             10%
          ----              -------      -----------        -----          ----            --             ---
Larry W. Brummett           10,000(3)         9.93%       $ 26.875       10-10-06       $169,015       $428,318
Eugene N. Dubay              2,500(3)         2.48%       $ 26.875       10-10-06         42,254        107,080
N.E. Duckworth               2,500(3)         2.48%       $ 26.875       10-10-06(4)      42,254        107,080
                             1,918(5)         0.01%       $ 30.875       11-16-05         28,274         67,721
David L. Kyle                8,000(3)         7.94%       $ 26.875       10-10-06        135,212        342,655
Jerry D. Neal                2,500(3)         2.48%       $ 26.875       10-10-06         42,254        107,080

(1) No SARs were granted in Fiscal Year 1997 to any of the named executive officers.

(2) Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified compound annual rates of appreciation on Common Stock over the respective terms of the options. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions.
     There can be no assurance that the potential values reflected in this table will be achieved.

(3) Pursuant to the stock option agreements with Messrs. Brummett, Dubay, Duckworth, Kyle and Neal, 100% of the options became exercisable on October 10, 1997. The stock option agreements also provide that an additional option may be granted if and when the optionee exercises all or part of his option using Common Stock to pay the purchase price of the option or to satisfy tax obligations incident to the exercise of the option. The additional option will be exercisable for the number of shares tendered in payment of the option price or used to satisfy any tax obligation, will be exercisable at the fair market value of Common Stock on the date of grant, will become exercisable at any time after the date of grant (or at such other time as determined by the Corporation) and will expire on the expiration date of the original option.

(4) Pursuant to the terms of Mr. Duckworth's stock option agreement, this option will expire on January 10, 1998, three months from the date on which it became exercisable.

(5) Such option will become 100% exercisable on May 7, 1998 and will expire on August 7, 1998.


     The following table sets forth the number of shares of Common Stock covered by both exercisable and unexercisable stock options as of August 31, 1997 held by the named executive officers.


                                        AGGREGATED OPTION/SAR EXERCISES IN
                                      FISCAL YEAR 1997 AND YEAR-END VALUES(1)

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                           OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                          SHARES                              YEAR END(#)                FISCAL YEAR-END($)(2)
                         ACQUIRED ON     VALUE                -----------                ---------------------
         NAME            EXERCISE(#)   REALIZED($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----            -----------   ------------   -----------     -------------    -----------    -------------
Larry W. Brummett            -0-           -0-            27,600           -0-           $864,225          -0-
Eugene N. Dubay              -0-           -0-             2,500           -0-             80,781          -0-
N.E. Duckworth              582(3)        17,692           4,418           -0-            142,756          -0-
David L. Kyle                -0-           -0-            19,000           -0-            613,937          -0-
Jerry D. Neal                -0-           -0-             5,000           -0-            161,562          -0-


(1)  There are no SARs outstanding.

(2) Based on per share price for Company Common Stock of $32.3125 per share. The price reflects the average of the high and low trading price on the New York Stock Exchange on August 29, 1997.

(3)  Mr. Duckworth surrendered 1,918 previously owned shares of Common
     Stock in connection with his exercise of an option to purchase
     2,500 shares of Common Stock, resulting in an acquisition of 582 shares.

                             PENSION PLANS

     The following table sets forth, as of August 31, 1997, estimated aggregate annual benefits payable upon retirement at age 65 under the Retirement Plan for Employees of ONEOK, Inc. (the "Retirement Plan") and the Supplemental Executive Retirement Plan (the "SERP").


                                              FINAL-AVERAGE EARNINGS
                                            PENSION PLAN TABLE(1)(2)(3)

                                                                          YEARS OF SERVICE
                                                                          ----------------
REMUNERATION                                          15            20           25           30            35
------------                                          --            --           --           --            --
 $125,000.................................       $  44,677       $ 54,101     $ 63,525     $ 72,948     $ 82,372
 $150,000.................................          54,052         65,507       76,962       88,417       99,872
 $175,000.................................          63,427         76,913       90,400      103,886      117,372
 $200,000.................................          72,802         88,320      103,837      119,354      134,872
 $225,000.................................          82,177         99,726      117,275      134,823      152,372
 $250,000.................................          91,552        111,132      130,712      150,292      169,872
 $300,000.................................         110,302        133,945      157,587      181,229      204,872
 $400,000.................................         147,802        179,570      211,337      243,104      274,872
 $450,000.................................         166,552        202,382      238,212      274,042      309,872
 $500,000.................................         185,302        225,195      265,087      304,979      344,872


(1) Benefits reflected in the above table are not subject to deduction for Social Security benefits or other offset amounts.

(2) Amounts are estimates only and would be subject to adjustment based on rules and regulations applicable to the method of distribution and survivor benefit options selected by the retiree. Retirement benefits would be actuarially reduced for retirement prior to age 65.

(3) The compensation covered by the Retirement Plan benefit formula is the basic salary paid to a named executive officer within the named executive officer's final average earnings. The final average earnings means the named executive officer's highest earnings during any sixty consecutive months during the entire period of employment. For any named executive officer named or shown in the Summary Compensation Table who retires with vested benefits under the Plan, the compensation shown as "salary" in the Summary Compensation Table could be considered covered compensation in determining benefits. Under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), however, the annual compensation of each employee that can be taken into account under the Retirement Plan cannot exceed
     $160,000. Accordingly, the total compensation covered by the Retirement Plan for Fiscal Year 1997 for each of the named executive officers was $160,000.


     The RETIREMENT PLAN is a tax-qualified, defined-benefit pension plan. In plan years prior to 1989, benefits became vested and nonforfeitable after completion of ten years of continuous employment; and in Plan years after 1988, benefits become vested and nonforfeitable after completion of five years of continuous employment. A vested participant receives the retirement benefit upon attaining retirement age under the Retirement Plan notwithstanding an earlier separation from service. Benefits (joint and survivor for married participants unless they otherwise elect) are calculated at retirement based on credited service, limited to a maximum of 35 years, and final average earnings

     The maximum annual benefits including those attributable to the SERP, for employees in higher salary classifications retiring at age 65 with the specified years of service are as shown in the Pension Plan Table above. There are a number of options available to a retiring employee such as the method of distribution and survivor benefit options, which, when selected by the retiree, could result in reduced monthly pension payments. Retirement benefits also would be actuarially reduced for retirement prior to age 65.

     The SERP covers elected officers of the Corporation, appointed officers of the Corporation, and certain other highly compensated employees in the management of the Corporation who are selected for participation by the Executive Compensation Committee and approved by the Board of Directors and whose benefits are limited under the Retirement Plan. An administrative committee interprets and administers the SERP. Under the SERP, compensation for 1997 in excess of $160,000 is considered in calculating benefits. The benefit payable to an employee under the SERP is equal to the benefit which would be payable to the employee under the Retirement Plan if the limitations prescribed by Sections 401(a)(17) and 415 of the Code were not applicable, less the benefit payable under the Retirement Plan with such limitations. Benefits under the SERP are paid coincidentally with the payment of benefits under the Retirement Plan or as the administrative committee may determine. These benefits are unfunded and are payable from the general assets of the Corporation. The Board of Directors may amend or terminate the SERP at any time; however, benefits accrued prior to termination of the SERP will not be affected.

     At August 31, 1997, the named executive officers had the following credited service under the Retirement Plan and SERP, respectively: Larry W. Brummett, 22 years and 2 months; Eugene N.
Dubay, 1 year and 4 months; David L. Kyle, 22 years and 2 months; and Jerry D. Neal, 34 years and 9 months. At retirement, N. E. Duckworth had 35 years of credited service.

                     TERMINATION OF EMPLOYMENT AND
                    CHANGE OF CONTROL ARRANGEMENTS

     On January 19, 1984, a Severance Pay Policy (Policy) was adopted, which includes the named executive officers; and termination agreements (Termination Agreements) were authorized, which have been entered into with the named executive officers. Under the Policy, if within two years of any change of control, employment is terminated, including voluntary termination following a material adverse change in compensation, responsibility, and/or working conditions, the officer would receive severance pay equal to eight weeks pay for each full year of service. Under the Termination Agreements, if within three years of a change of control, a named executive officer is terminated, including voluntary termination under certain conditions, the officer would receive a lump-sum termination payment equal to three times annual salary and bonus, if any, and normal retirement and other employee benefits for three years. Under the Policy and Termination Agreements, a change of control occurs when a person or group acquires beneficial ownership of twenty percent (20%) or more of the voting power of the Corporation; or if after a transaction -- including a cash tender or exchange offer, merger or other business combination, sale of assets, contested election, or any combination thereof--the directors, prior to such transaction, cease to constitute a majority of the Board of Directors of the Corporation or its successor. Assuming a change of control and termination of their employment on August 31, 1997, the named executive officers would have been entitled to receive the following payments under the Policy and their Termination Agreements, respectively: Larry W. Brummett, $1,441,605 and $2,599,407; Eugene N. Dubay, $30,108 and $769,344; N. E.
Duckworth, $942,300 and $691,729; David L. Kyle, $1,070,058 and
$1,850,007; and Jerry D. Neal, $904,638 and $859,369.

                            PROPOSAL NO. 1

                         ELECTION OF DIRECTORS

     As of January 15, 1998, the Board of Directors will consist of 15 members. The Board is divided into three Classes (A, B, and C) consisting of 5 members each. Each Class is elected for a term of three years, with the term of one class expiring at each annual meeting of shareholders. At the Annual Meeting to be held on January 15, 1998, five directors (Class A) are to be elected to three-year terms expiring at the Annual Meeting of shareholders to be held January 18, 2001, or until their successors are duly elected and qualified. The nominees for director are: Larry W. Brummett, Steven L. Kitchen, David L. Kyle, Douglas Ann Newsom, and J. D. Scott. All are presently serving as directors of the Corporation.

     Should any of the nominees for the office of director become unable to accept nomination or election, it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person for such office as the Board of Directors may recommend in the place of such nominee.

                            PROPOSAL NO. 2

         AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY
        TO ELIMINATE THE APPLICABILITY OF THE OKLAHOMA CONTROL
                    SHARE ACQUISITION PROVISIONS OF
            THE OKLAHOMA GENERAL CORPORATE ACT (THE "OGCA")

     The Amended and Restated Agreement provides that after the Merger the Corporation shall submit to its shareholders at its first meeting of shareholders an amendment (the "Amendment") to the Certificate of Incorporation of the Corporation, (i) to opt out, as of a date no more than two days after the date of such shareholders' meeting, from Sections 1145 through 1155 of the OGCA (the "Control Share Acquisition Statute"), as it may be amended, which relates to control share acquisitions, and (ii) to provide that this amendment may be further amended only by the affirmative vote of at least 66-2/3% of the voting power of all outstanding equity securities voting as a class. WRI has advised the Corporation that it plans to vote or direct the vote of all shares of capital stock of this Corporation beneficially owned by it, and entitled to vote, in favor of Proposal 2. See "Security Ownership of Certain Beneficial Owners."

     On November 26, 1997, the Board of Directors unanimously determined that it would be advisable to amend, and approved the Amendment to, the Certificate of Incorporation as set forth in Exhibit A attached hereto. The Board of Directors believes that the application of the Control Share Acquisition Statute to the Company is not necessary to protect the interests of the shareholders and recommends the adoption of the Amendment.


             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            APPROVAL OF THE AMENDMENT BY THE SHAREHOLDERS.

                 PURPOSE AND EFFECTS OF THE AMENDMENT

     Under the OGCA, unless a company's certificate of incorporation or bylaws otherwise provide, any Control Share Acquisition (as defined below) of a public corporation may be made only with the prior authorization of its shareholders in accordance with the OGCA. The proposed Amendment to the Certificate of Incorporation adds a new Article TWELFTH which states that (i) Section 1145 through 1155 of the OGCA, as the same may be amended, shall not apply to the Company as of January 17, 1998, and (ii) the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding equity securities of the Company, voting as a class, shall be required in order to amend Article TWELFTH.

     Pursuant to the OGCA, a "Control Share Acquisition" is an acquisition of shares which would give the acquiring person voting power falling within one of the following three categories: (a) one-fifth or more, but less than one-third of the voting power, (b) one-third or more but less than a majority of the voting power, or (c) a majority or more of the voting power. Once a Control Share Acquisition is deemed to have occurred, the voting power of all of the Control Shares (i.e. the shares which are subject to the Control Share Acquisition Statute) is reduced to zero unless and until the potential acquiror files certain disclosures and the shareholders of the issuer approve a resolution restoring to the control shares the same voting rights they would have had before the Control Share Acquisition was deemed to have occurred, subject to certain significant exceptions.

     The effect of the Amendment is that a third party who acquires shares of the Company above the applicable thresholds will not need to obtain a shareholder resolution in order to exercise all voting rights attributable to such shares, as would otherwise be required by the Control Share Acquisition Statute. If the proposed Amendment is adopted, persons seeking to acquire control of the Company would not be required to file certain disclosures and to obtain shareholder approval before a Control Share Acquisition could be completed.

     The Board of Directors does not believe that the application of the Control Share Acquisition Statute is necessary to protect the interests of the shareholders. Currently, the Company's Certificate of Incorporation and Rights Agreement, together with Section 1090.3 of the OGCA (the "Business Combinations Statute") contains provisions which the Board believes accomplish goals similar to those of the Control Share Acquisition Statutes. The Company's Rights Agreement provides, among other things, that the shareholders of the Company, subject to certain exceptions, will have the right to purchase additional shares of Common Stock of the Company at a discount of 50% of its market price upon the acquisition by a person or group of 15% or more (in the case of Western Resources, Inc., certain other specified percentages) of Common Stock of the Company. The Company's Certificate provides that any merger, consolidation or other business combination with, or upon a proposal by, any person who is a direct or indirect beneficial owner of more than 10% of the outstanding voting shares of the Company (a "Related Person") requires the approval of a majority vote of all directors who are not affiliated with or nominated by a Related Person or by the holders of at least 66 2/3% of the shares otherwise entitled to vote as a single class with the Common Stock of the Company to approve such business combination, excluding shares owned by such Related Person, subject to certain exceptions. The Business Combinations Statute provides that any merger or other business combination of the Company with a 15% or greater shareholder or its affiliates (an "Interested Person") within 3 years following the date that such person became an Interested Person requires either (a) approval of the business combination by the holders of 66 2/3% of the shares not owned by such Interested Person and a majority of the Company's independent directors, or (b) that, prior to becoming an Interested Person, the Board approves either the business combination or the transaction which resulted in the person becoming an Interested Person. Based on a review of the provisions described above, the Board of Directors believes that these provisions, in combination, create sufficient means and provide the Board with appropriate mechanisms to discourage appropriation of control of the Company by potential acquirors which is not in the best interests of the shareholders. The Board also noted that prior to the merger of ONEOK Inc. into the Company, ONEOK Inc. was a Delaware corporation and did not have the benefit of a Control Share Acquisition Statute, since the Delaware General Corporation Law which governs Delaware corporations does not contain a Control Share Acquisition Statute.

                  BOARD OF DIRECTORS' RECOMMENDATION
             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            APPROVAL OF THE AMENDMENT BY THE SHAREHOLDERS.

                            PROPOSAL NO. 3

          RATIFICATION AND APPROVAL OF APPOINTMENT OF AUDITOR

     The Board of Directors, based on the recommendation of the Audit Committee, appointed the firm of KPMG Peat Marwick LLP independent auditor to examine the books of account and other records of the Corporation and its consolidated subsidiaries for the 1998 Fiscal Year. The Board of Directors is asking the shareholders to ratify and approve this action. KPMG Peat Marwick LLP has been the Corporation's independent auditor since 1951, and the audit engagement partner is normally rotated every five years. Representatives of the auditing firm will be present at the meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the meeting.

     Although such ratification is not required by law, the Board of Directors believes that shareholders should be given the opportunity to express their views on the subject. The Board has asked for such ratification since 1983. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent auditor would be considered by the Board in determining whether or not to continue with the services of KPMG Peat Marwick LLP.

                         SHAREHOLDER PROPOSALS

     For any shareholder proposal to be considered for inclusion in the Proxy Statement relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Corporation on or before August 14, 1998.

                             OTHER MATTERS

     The management of the Corporation knows of no other matters that are likely to be brought before the meeting.

Tulsa, Oklahoma
December 15, 1997





                                                                       EXHIBIT A

                 AMENDED CERTIFICATE OF INCORPORATION
                                  OF
                              ONEOK, INC.

     ONEOK, Inc., a corporation organized and existing under the laws of the State of Oklahoma, for the purpose of amending its Certificate of Incorporation as provided by Title 18, Oklahoma Statutes, Section 1077 hereby certifies:

          1. The name of the corporation is ONEOK, Inc., as filed on November 26, 1997.

          2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is as filed on May 16, 1997.

          3. The duration of the corporation is as filed on May 16, 1997.

          4. The purpose or purposes for which the corporation is formed are as filed on May 16, 1997.

          5. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any within a class is as filed on May 16, 1997.

          6. The Certificate of Incorporation, as now in effect for the Corporation, has been amended by adding a new Article
     TWELFTH, as follows:

          "1 Election. Section 1145 through 1155 of the Oklahoma
     General Corporation Law, as the same may be amended, shall not apply to the Corporation as of January 17, 1998.

          2 Amendment. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding equity securities of the Corporation, voting as a class, shall be required in order to amend this Article TWELFTH."

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and referring and directing said amendment be considered at the next annual meeting of the shareholders of the Corporation.

     That thereafter, pursuant to the resolution of its Board of Directors, the matter was considered at the next annual meeting of shareholders and the necessary number of shares as required by statute were voted in favor of the amendment.

    SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. ss. 1077.


     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by its President and attested by its Secretary, this day of January, 1998.

                                                 ONEOK, Inc.


                                                  By:
                                                  ------------------------------
                                                          David L. Kyle
                                                            President

ATTEST:



--------------------------------
        Deborah B. Barnes
           Secretary





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                                                              COMMON STOCK PROXY

                              ONEOK INC.
         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL
               MEETING OF SHAREHOLDERS JANUARY 15, 1998

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Larry W. Brummett and David L. Kyle, or either of them, with the power of substitution in each, proxies to vote all stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held January 15, 1998, and at any and all adjournments thereof, upon the matter of the elections of directors, the proposals referred to in Items 2, 3 and 4 of this Proxy, and any other business that may properly come before the meeting.

     Shares will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED TO ELECT THE DIRECTORS AS PROPOSED AND FOR THE PROPOSALS REFERRED TO IN ITEMS 2, 3 AND 4 OF THIS PROXY. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before this Annual Meeting or any adjournment thereof. MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.   Election of five Directors in Class A. Nominees: Larry W.
     Brummett, David L. Kyle, Steven L. Kitchen, Douglas Ann Newsom, and J.D. Scott

[ ]  FOR all nominees listed above          [ ]  WITHHOLD AUTHORITY to vote
                                                 for all nominees listed above

   (To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below)

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2.   To amend the Certificate of Incorporation of the company to eliminate the applicability of the Oklahoma control share acquisition provisions of the Oklahoma General Corporate Act (the "OGCA").

      [ ]  FOR                      [ ]  AGAINST                    [ ]  ABSTAIN


                     (Please sign on reverse side)

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3.   To ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditor of the Corporation for the 1998 fiscal year.

      [ ]  FOR                      [ ]  AGAINST                    [ ]  ABSTAIN

4. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

      [ ]  FOR                      [ ]  AGAINST                    [ ]  ABSTAIN


                                         DATED:

                                                  ------------------------------

                                     -------------------------------------------
                                                      (Signature)
                                     -------------------------------------------
                                                      (Signature)

                               NOTE: Please sign this proxy exactly as your name appears hereon, including the title "Executor," "Trustee," etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE
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